                                                                    Exhibit 10.1

                        SOFTWARE DEVELOPMENT AND LICENSE

                                   AGREEMENT


     This Software Development and License Agreement ("LICENSE AGREEMENT") is entered into as of the 16th day of March, 1998 by and between MOBINETIX SYSTEMS, INC., having a place of business at 500 Oakmead Parkway, Sunnyvale, California 94086-4056 ("LICENSOR"), and FEDERATED SYSTEMS GROUP, INC., with its principal place of business located at 6801 Governor's Lake Parkway, Norcross, Georgia 30071 ("LICENSEE").

     A. Licensor is in the business of developing and manufacturing certain electronic point of sale products comprising hardware and software;

     B. Contemporaneously herewith, Licensor has entered into a Systems Acquisition Agreement with Licensee (the "AGREEMENT"), pursuant to which Licensor has agreed to manufacture and sell to Licensee such products on the terms and conditions contained in the Agreement;

     C. In conjunction with the sale of such products, Licensor has to modify the software contained within such products, create and develop additional software and license all such software to Licensee; and

     D. The parties hereto wish to enter into this License Agreement for purposes of setting forth the terms and conditions that will govern the provision of programming services and the license to such software by Licensor to Licensee.


                                  AGREEMENTS:

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           SECTION 1. - DEFINITIONS

     All Exhibits attached hereto constitute a part of this License Agreement and are incorporated herein by this reference. Certain capitalized terms used herein have the meanings given to them in this SECTION 1 or, if not defined herein, have the meanings given to them in the Agreement. When used herein, the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION."

     o "DESIGN SPECIFICATIONS" means a document that describes in technical detail the features or functions of the New Software, which upon completion shall be attached hereto as EXHIBIT A.

     o "DEVELOPMENT PHASE" means the period during which Licensee shall develop and create New Software or enhance, modify or convert the Software, install same on Licensee's Hardware, and accomplish testing and Software Acceptance, all in accordance with the Scope Document.

     o "HARDWARE" means the Units point of sale computers and related equipment into which the Licensed Software is installed or with which the Licensed Software is required to interface, all as specified in EXHIBIT A.

     o "LICENSED SOFTWARE" means collectively (i) the object code of the Software in executable form, (ii) the source code of the New Software, including all comments and the object code to the script interpreter software, and (iii) as to each of the Software and New Software, all documentation including, user manuals, flow charts and the like, and all aspects of a developer's toolkit (including (i) complete documentation, down to the level of how a script is built from source; (ii) all required documentation, including special formats, etc.; and (iii) firmware documentation, including special formats, etc.; and (iii) firmware documentation, including, specifically, Application Programming Interface Software (API) and limitations, if any) related to the Software or New Software, as modified, enhanced or customized for Licensee's benefit, in accordance with the provisions of SECTION 2.

     o "LICENSEE" means Federated Systems Group, Inc., a party to this Agreement. References to "LICENSEE" herein include any entity that controls, is controlled by or subject to common control with Federated Systems Group, Inc.

     o "LICENSEE UNDER COMMITTEE" means the users, programming and/or technical consultants and other employees or agents of Licensee, appointed by Licensee to cooperate with and provide guidance to Licensor and otherwise be responsible for the execution of Licensee's obligations hereunder.

     o "SCOPE DOCUMENT" means a document containing (i) a detailed description of all services to be provided by Licensor during the Development Phase, (ii) a time and action schedule (including key milestones such as the delivery and acceptance of the various versions of the New Software, the dates on which such milestones are to be met, the installation dates, and the date on which testing and acceptance are required to be completed), (iii) a description of the training obligations of Licensor, and (iv) a list of Licensee's responsibilities during the Development Phase, if any. Upon completion the Scope Document will be attached hereto as EXHIBIT B.

     o "SOFTWARE" means collectively the following (i) PenWare 3100 Firmware, which is the operating system and encryption software built into each of the Initial Units and stored in ROM; (ii) SRS Software Product, which is the ModiNetix software product unknown as the "SECURE RECORDS SYSTEM", as modified or customized pursuant to the Design Specifications agreed to by both parties; and (iii) SDK Software Product, which is a software developer's toolkit and is a MobiNetix software product known as "PENWARE SDK" and includes all documentation relating or describing same, such as user manuals, flow charts and the like.

     o    "SOFTWARE ACCEPTANCE" has the meaning specified in SECTION 2.4.

     o "SYSTEM(S)" means the configuration of integrated components comprising the Hardware and Licensed Software as installed in a Licensee location.

     o "NEW SOFTWARE" means PenWare 3100 Scripts and is the application software deliverables identified in the Scope Document and required to be developed and created hereunder.

                  SECTION 2. DEVELOPMENT OF LICENSED SOFTWARE

The Software (i.e. the portion thereof known as SRS Software Product) shall be modified, developed or customized and the New Software shall be created and developed to create the Licensed Software, and the Licensed Software shall be installed, all in accordance with the provisions, specification, conditions and warranties set forth herein.

     2.1 CREATION OF DESIGN SPECIFICATION. Licensor shall create a detailed Design Specification for the New Software, in consultation with and subject to the approval of Licensee's User Committee, provided, that such Design Specification shall conform substantially to the functionality broadly described in Exhibit C to the Agreement.

     2.2 CREATION AND EXECUTION OF SCOPE DOCUMENT. Licensor shall submit to Licensee's User Committee for its approval, a draft Scope Document within thirty (30) days after the date Licensee approves the Design Specification. If such draft Scope Document is not approved by Licensee, Licensor shall revise same, provided, however, that the contents of the Scope Document shall be acceptable to both Licensor and Licensee. Licensor and Licensee shall make diligent efforts to ensure that the Scope Document is approved by both parties within thirty (30) days after Licensor submits its first draft to Licensee.

     2.3 EXECUTION OF SCOPE DOCUMENT. Licensor and Licensee shall perform all their respective responsibilities as defined in and in accordance with the time and action schedule set forth in the Scope Document.

     2.4 INSTALLATION AND ACCEPTANCE. Licensor shall deliver the Licensed Software to Licensee in accordance with the Scope Document. After each delivery by Licensor of a final prototype of the applicable version of the Licensed Software, Licensee shall have forty-five (45) days to conduct testing on Licensor's System to verify conformity of such prototype with the Design Specification (the "testing period"). Licensee shall have until the end of the testing period to provide written notice to Licensor of all non-conformities with the Design Specification in such prototype, which notice shall describe with particularity the non-conformities and the steps required to reproduce such non-conformity. Licensor shall use reasonable efforts to correct all such non-conformities and shall deliver to Licensee such corrected prototypes as necessary to correct all such identified non-conformities. After each delivery of a corrected prototype, Licensee shall have another forty-five (45) days to test such prototype and provide notice to Licensor (each a "correction testing period"). A prototype shall be deemed to be accepted if all the Licensed Software, updated to reflect the exact code in the System, has been delivered to Licensee and (i) if Licensee fails to provide notice of any non-conformities in accordance with this Section 2.4 before the end of the applicable testing period or correction testing period or (ii) Licensee expressly accepts such prototype (either, a "Software Acceptance").

     2.5 DOCUMENTATION AND TRAINING. Licensor shall provide training and orientation to Licensee's personnel with respect to the System as specified in the Agreement. Licensor shall also provide user manuals, flow charts, developer's toolkit and other document related to the Licensed Software for the benefit of users at each Licensee location.

                              SECTION 3.  LICENSE

     3.1 GRANT OF LICENSE. Subject to the terms and conditions hereof, Licensor hereby grants to Licensee, a perpetual, irrevocable and non-exclusive license to Licensed Software for use by Licensee as set froth below.

     3.2 PERMITTED USE. The Licensed Software (excepting the SDK Software Product) may be used by Licensee in conjunction with its use of the Units in its department store operations, wherever such operations may be located from time to time, including Licensee's disaster recovery centers. The SDK Software Product includes in the Software may be used by Licensee or permitted assignee wherever Licensee's programming services in respect of the Licensed Software are performed by Licensee. In addition, Licensee may use the New Software to prepare derivative works of the Licensed Software, and may otherwise modify, enhance, reverse engineer, decompile or otherwise handle it, whether by itself or with the assistance of third parties. Except as may be expressly permitted herein, Licensee may not (i) distribute or sublicense any portion of the Software, (ii) prepare derivative works of the Software, or (iii) decompile, reverse engineer or modify the Software.

     3.3 LIMITATIONS. Nothing contained herein shall be construed as conferring upon Licensee, by implication, estoppel, or otherwise, any license or other right, except the license and rights expressly granted hereunder. All rights not expressly granted herein are reserved by Licensor. The licenses granted hereunder are granted solely to Licensee, as defined herein, and for the use authorized hereunder.

     3.4 PRESERVATION OF CONFIDENTIALITY. The Licensed Software constitutes the confidential information of Licensor and the provisions of SECTION 7 of the Agreement shall binding on Licensee with respect thereto. Licensee shall protect the confidentiality, and take such actions to prevent the unauthorized disclosure, of the Licensed Software in the same manner as it protects its own confidential information of a similar nature. Licensee acknowledges that its breach of this

SECTION 3.4 would cause irreparable harm to Licensor and in addition to any other remedies to which Licensor may be legally entitled, Licensor shall have the right to seek injunctive relief in the event of a breach of this SECTION
3.4 by the Licensee.


                                SECTION 4. FEES

     Licensee shall pay a one-time license fee for the Licensed Software, which is included in the price payable for each Unit purchased pursuant to the Agreement.


                             SECTION 5. WARRANTIES

     5.1 LICENSOR'S COVENANTS, WARRANTIES AND REPRESENTATIONS. In addition to the covenants, warranties and representations of Licensor (as MobiNetix) contained in SECTION 5 of the Agreement, which are expressly incorporated herein by this reference, Licensor covenants, warrants and represents that:

          (i) the Licensed Software will be substantially free from programming errors and defects in material and workmanship and, upon installation, will perform in accordance with the specifications therefor as contained in the Design Specifications, except for errors caused or resulting from Licensee's misuse of the Licensed Software.


     5.2 LICENSEE'S COVENANT, WARRANTY AND REPRESENTATION. Licensee covenants, warrants and represents that Licensee will not sublicense the Licensed
Software in a manner that violates the provisions of SECTION 3.2 hereof.

     5.3 DISCLAIMER. EXCEPT AS PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                        SECTION 6. TERM AND TERMINATION


     6.1 LICENSE TERM. The license granted herein of the Licensed Software is irrevocable and cannot be terminated after Licensee has paid the applicable license fee (which shall be considered paid as to each Unit upon payment by Licensee of the purchase price payable for such Unit under the Agreement), provided, however, that upon a breach by Licensee of the provisions of SECTION
3.2 above, Licensor may seek an injunction or a restraining order from a court of competent jurisdiction, or exercise any other legal or equitable remedy available to Licensor pursuant to SECTION 3.4.



                            SECTION 7. MISCELLANEOUS


     7.1 INCORPORATION OF AGREEMENT. The provisions of SECTIONS 3.1, 3.2, 5, 6, 7, 8, 9, 10.3, 10.4 and 11 are incorporated herein by this reference and shall be binding on the parties hereto as if fully stated herein, with "FSG" being the Licensee hereunder and "MOBINETIX" being the Licensor hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


LICENSOR:                               LICENSEE:


MOBINETIX SYSTEMS, INC.                 FEDERATED SYSTEMS GROUP, INC.


By: /s/ DAVID M. LICURSE, SR.           By: /s/ FAYE GLANCZ
    ---------------------------------       ---------------------------------
Name: David M. Licurse, Sr.             Name: Faye Glancz
Title: CFO                              Title: VP & CFO


                                   EXHIBIT A

                              DESIGN SPECIFICATION


[To be prepared at a later date.]

                                   EXHIBIT B

                                 SCOPE DOCUMENT

                                   [OUTLINE]


This document to contain:


o    Detailed list of Licensor's obligations;

o    Detailed list of Licensee's obligations;

o    T&A;

o    Licensor's training obligations;

o    Test specifications (if any);